                                                                   Exhibit 10.33



                            SHARE EXCHANGE AGREEMENT

                                  BY AND AMONG

                              WORLDWIDE FIBER INC.

                                       AND

                        CANADIAN NATIONAL RAILWAY COMPANY

                                   DATED AS OF

                                  MARCH 6, 2000

                                TABLE OF CONTENTS

                                                                                                               Page

SECTION 1 - EXCHANGE FOR CLASS A NON-VOTING SHARES................................................................1
         1.1      The Exchange....................................................................................1
         1.2      The Closing.....................................................................................2
         1.3      Deliveries at the Closing.......................................................................2
         1.4      Adjustments.....................................................................................3

SECTION 2 -REPRESENTATIONS AND WARRANTIES OF THE CORPORATION......................................................7

SECTION 3 -REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS OF CN..................................................9

SECTION 4 -OTHER COVENANTS.......................................................................................12
         4.1      Cooperation by Parties; Satisfaction of Closing Conditions.....................................12
         4.2      Shareholders Agreement and Registration Rights Agreement.......................................13
         4.3      Amendments to Side Letters.....................................................................13
         4.4      Restrictions on Conversion into Voting Shares..................................................13
         4.5      Access to Records..............................................................................14
         4.6      Financial Statements...........................................................................14
         4.7      Consent to Amendment to Articles of the Corporation............................................14

SECTION 5 -CONDITIONS TO THE EXCHANGE............................................................................15
         5.1      Conditions to Obligations of Each Party........................................................15
         5.2      Conditions to Obligations of CN................................................................15
         5.3      Conditions to the Obligations of the Corporation...............................................16

SECTION 6 -DELETED...............................................................................................17

SECTION 7 -SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS, ETC................................17

SECTION 8 -EXPENSES..............................................................................................17

SECTION 9 -CALL OPTION...........................................................................................17
         9.1      Call Option....................................................................................17
         9.2      Closing of Call Option.........................................................................17

SECTION 10 -CONFIDENTIALITY......................................................................................19

SECTION 11 -UNDERWRITTEN OFFERING -LOCK -UP OF SHARES............................................................20

SECTION 12 -REMEDIES.............................................................................................22



SECTION 13 -FURTHER ASSURANCES...................................................................................22

SECTION 14 -SUCCESSORS AND ASSIGNS...............................................................................22

SECTION 15 -ENTIRE AGREEMENT.....................................................................................22

SECTION 16 -NOTICES..............................................................................................22

SECTION 17 -AMENDMENTS...........................................................................................23

SECTION 18 -COUNTERPARTS.........................................................................................23

SECTION 19 -HEADINGS.............................................................................................24

SECTION 20 -NOUNS AND PRONOUNS...................................................................................24

SECTION 21 -GOVERNING LAW........................................................................................24

SECTION 22 -CURRENCY.............................................................................................24

SECTION 23 -NO PARTNERSHIP.......................................................................................24


                             INDEX OF DEFINED TERMS


1933 Act.............................................................................................Section 3(b)

Actual Michel's Roll-up Number.......................................................................Section 1.4(a)

Actual Number of Issue Event Shares..................................................................Section 1.4(a)

Additional Shares....................................................................................Section 1.4(a)

Affiliate............................................................................................Section 1.4(a)

Agreement..................................................................................................recitals

Articles...................................................................................................recitals

Assumed Michel's Roll-up Number......................................................................Section 1.4(a)

Assumed Number of Issue Event Shares.................................................................Section 1.4(a)

Below Market Employee Shares.........................................................................Section 1.4(a)

Business Day............................................................................................Section 1.2

Call Option.............................................................................................Section 9.1

Call Price..............................................................................................Section 9.1

Canadian Securities Laws...............................................................................Section 3(h)

Class A Non-Voting Shares..................................................................................recitals

Closing Date............................................................................................Section 1.2

Closing.................................................................................................Section 1.2

CN.........................................................................................................recitals

CN Shares...............................................................................................Section 1.1

CN WFI-CN Shares ..........................................................................................recitals

Common Share Equivalents.............................................................................Section 1.4(a)

Common Shares..........................................................................................Section 2(d)

Corporation................................................................................................recitals

Encumbrance............................................................................................Section 3(n)

Exchange................................................................................................Section 1.1

Governmental Authority.................................................................................Section 2(g)

HSR Act..............................................................................................Section 4.4(b)

IPO Price............................................................................................Section 1.4(d)

IPO Shares...........................................................................................Section 1.4(d)



IPO..................................................................................................Section 1.4(d)

Joinder Agreement ......................................................................................Section 4.2

Lapsed Option........................................................................................Section 1.4(a)

Litigation...............................................................................................Section 21

Maffei Purchase ......................................................................................Schedule 2(d)

Michels Roll-Up Transaction............................................................................Schedule 1.4

Permitted Assigns Section 14

Permitted Option ....................................................................................Section 1.4(a)

Permitted Reissue Option................................................................................Section 1.4

Person.................................................................................................Section 2(g)

Preferred Share Purchase Agreement.....................................................................Schedule 1.4

Preferred Shares.......................................................................................Section 2(d)

Registration Rights Agreement...........................................................................Section 4.2

Sale.....................................................................................................Section 11

Share Reorganization.................................................................................Section 1.4(e)

Shareholders Agreement..................................................................................Section 4.2

Shares.................................................................................................Section 2(d)

Stock Compensation Plan..............................................................................Section 1.4(a)

Time of Closing......................................................................................Section 9.3(a)

Transaction Documents..................................................................................Section 2(b)

WFI-CN.....................................................................................................recitals

WFI-CN Shareholder Agreement...........................................................................Section 3(n)


                                    SCHEDULES


Schedule B                         Articles of the Corporation

Schedule 1.4                       Estimated  Number of Shares  to be Issued in  Respect  of
                                   the Michels Roll-up Transaction

Schedule 2(d)                      Outstanding  Common Shares,  Preferred  Shares and Common
                                   Shares Equivalents

Schedule 3                         U.S. Representations & Warranties

Schedule 4.2(a)                    Joinder Agreement

Schedule 4.2(b)                    Registration Rights Agreement

Schedule 4.3(a)                    Surviving IC Side Letter Terms

Schedule 4.3(b)                    Surviving CN Side Letter Terms


                              WORLDWIDE FIBER INC.
                                       and
                        CANADIAN NATIONAL RAILWAY COMPANY

                            SHARE EXCHANGE AGREEMENT

         THIS AGREEMENT, dated as of March 6, 2000 (as amended from time to time, this "AGREEMENT") is entered into, by and among WORLDWIDE FIBER INC., a Canadian corporation (the "CORPORATION"), and CANADIAN NATIONAL RAILWAY COMPANY, a corporation continued under the laws of Canada ("CN").

                                   WITNESSETH:

WHEREAS:

A. CN is the holder of 25 Class A common shares (the "CN WFI-CN SHARES") in the capital stock of WFI-CN Fibre Inc., a Canadian corporation ("WFI-CN");

B. CN has agreed to exchange the CN WFI-CN Shares and $20 million for a total of 7,460,433 fully paid and non-assessable Class A Non-Voting Shares (the "CLASS A NON-VOTING SHARES") in the capital stock of the Corporation, having the terms set forth in the Articles (the "ARTICLES") of the Corporation in effect on the date hereof, a copy of which is attached hereto as Schedule B.

         ACCORDINGLY, the parties hereto hereby agree as follows: SECTION 1-EXCHANGE FOR CLASS A NON-VOTING SHARES

1.1      THE EXCHANGE.

         Subject to the terms and conditions set forth in this agreement, at the Closing, CN shall transfer to the Corporation the CN WFI-CN Shares (which the parties agree and declare have a value of $40 million) and pay to the Corporation $20 million, and the Corporation shall issue to CN, in exchange therefor, 7,460,433 Class A Non-Voting Shares (the "EXCHANGE"), subject to adjustment as set forth in Section 1.4 (such Class A Non-Voting Shares or other shares into which such Class A Non-Voting Shares have been converted, exchanged, reclassified or recapitalized, together with all Class A Non-Voting Shares issued or to be issued to CN and less any shares surrendered or to be surrendered by CN to the Corporation pursuant to an adjustment made or to be made pursuant to Section 1.4, all as the same may be subdivided, redivided, consolidated, combined or reduced from time to time, and including any shares issued thereon by way of a stock dividend or other distribution, are herein called the "CN SHARES"). For greater clarity, the aggregate issue price of the CN Shares shall be $60 million.

1.2      THE CLOSING.

         Subject to the terms and conditions set forth in this agreement, the closing of the Exchange (the "CLOSING") shall take place at the offices of Campney & Murphy, 21st Floor, 1111 West Georgia Street, Vancouver, British Columbia on March 6, 2000 or such other Business Day as may be agreed to in writing by each of the parties hereto (the "CLOSING DATE"). For purposes of this agreement, "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day when commercial banks in Vancouver, British Columbia are required to be closed.

1.3 DELIVERIES AT THE CLOSING (a) At the Closing, and each time Class A Non-Voting Shares are issued to CN pursuant to Section 1.4, the Corporation shall deliver to CN a certificate or certificates representing the Class A Non-Voting Shares to be issued to CN in the Exchange or pursuant to Section 1.4, as the case may be, registered in the name of CN, against, in the case of the Class A Non-Voting Shares issued at the Closing, delivery at the Closing by CN of payment of $20 million and certificates for the CN WFI-CN Shares, accompanied by such documents and instruments of transfer necessary or required to transfer the CN WFI-CN Shares, on the books of WFI-CN, into the name of the Corporation.

         Each certificate representing CN Shares shall bear a legend containing the following words:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN QUALIFIED FOR PUBLIC DISTRIBUTION IN CANADA AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH APPLICABLE CANADIAN SECURITIES LAWS AND THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.

         IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SHAREHOLDERS AGREEMENT, DATED AS OF SEPTEMBER 9, 1999, AS AMENDED, BY THE CORPORATION AND THE PARTIES THERETO, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE CORPORATION.

The requirement that the above securities legend be placed upon certificates evidencing any such securities shall cease and terminate upon the earliest of the following events: (a) when such securities are transferred in an initial public offering; (b) when such securities are transferred pursuant to Rule 144 under the 1933 Act; or (c) when such securities are transferred in any other transaction if the seller delivers to the Corporation an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Corporation to the effect that such legend is no longer necessary in order to protect the Corporation against a violation by it of applicable securities laws upon any sale or other disposition of such securities without registration thereunder. The requirement that the above legend regarding the Shareholders Agreement be placed upon certificates evidencing any such securities shall cease and terminate upon the termination of the Shareholders Agreement. Upon the occurrence of any event requiring the removal of a legend hereunder, the Corporation, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such securities as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such securities not bearing such legend.


         (b) At the Closing, the Corporation will deliver to CN, and CN will deliver to the Corporation, the various certificates, instruments and documents referred to in Section 5.


1.4      ADJUSTMENTS

         (a) If at any time after the Closing and prior to the closing of the issue of IPO Shares pursuant to the IPO, the Actual Number of Issue Event Shares on an Adjustment Date:

             (i) is greater than 110% of the Assumed Number of Issue Event Shares, or

             (ii) is less than 90% of the Assumed Number of Issue Event Shares,

then the Corporation shall promptly thereafter advise CN by notice in writing of the occurrence of such event and:

             (iii) if the Actual Number of Issue Event Shares is greater than 110% of the Assumed Number of Issue Event Shares, then the Corporation will issue to CN for no additional payment by CN to the Corporation and as an adjustment to the number of Class A Non-Voting Shares to be issued to CN in the Exchange, (A) that number of Class A Non-Voting Shares equal to (2.040816% of that number which is the Actual Number of Issue Event Shares less the Assumed Number of Issue Event Shares) (B) less the aggregate number of Class A Non-Voting Shares issued pursuant to this subsection 1.4(a)(iii) prior to such time, (C) plus the aggregate number of Class A Non-Voting Shares surrendered pursuant to subsection 1.4(a)(iv) prior to such time; and

             (iv) if the Actual Number of Issue Event Shares is less than 90% of the Assumed Number of Issue Event Shares, then CN will surrender to the Corporation for cancellation and without further consideration, as an adjustment to the number of Class A Non-Voting Shares to be issued in the Exchange, (A) that number of Class A Non-Voting Shares equal to (2.040816% of that number which is the Assumed Number of Issue Event Shares less the Actual Number of Issue Event Shares) (B) less the aggregate number of Class A Non-Voting Shares surrendered pursuant to this subsection 1.4(a)(iv) prior to such time, (C) plus the aggregate number of Class A Non-Voting Shares issued pursuant to subsection 1.4(a)(iii).

If the Adjustment Date is on the occurrence of the IPO, then such issuance or surrender shall be effected immediately prior to the IPO as soon as practicable thereafter. If CN sells all of the CN Shares in a sale permitted under this Agreement and the Other Transaction Documents, the obligations of the Corporation and CN under this Section 1.4(a) shall terminate. If CN sells part of the CN Shares prior to an Adjustment Date in a sale permitted under this Agreement and the Other Transaction Documents, then the number of Shares to be issued by the Corporation under subsection 1.4(a)(iii) or surrendered by CN under subsection 1.4(a)(iv) shall be multiplied by a fraction, the numerator of which is the number of CN Shares held by CN on the Adjustment Date, and the denominator of which is the original number of CN Shares, as previously adjusted under this subsection 1.4(a) and under subsection 1.4(e).

On the date of the IPO, or immediately prior to the IPO, the Corporation shall give notice in writing to CN specifying the Actual Number of Issue Event Shares.

For purposes of this agreement:

"ACTUAL NUMBER OF ISSUE EVENT SHARES" means, at an Adjustment Date, the Assumed Number of Issue Event Shares:

             (i) plus the number of any Common Shares or Common Share Equivalents issued by the Corporation after December 16, 1999 as Below Market Employee Shares, subject to adjustment as set forth in subsection 1.4(e); and

             (ii) in respect of the Michels Roll-up Transaction, if the actual number of Common Shares or Common Share Equivalents issued in respect of the Michels Roll-up Transaction, including Preferred Shares issued pursuant to the Preferred Share Purchase Agreement as a result of the Michels Roll-up Transaction (subject to adjustment as set forth in subsection 1.4(e), collectively the "ACTUAL MICHELS ROLL-UP NUMBER") exceeds the sum of the totals of the Common Shares and Preferred Shares shown on Schedule 1.4 as having been assumed, for the purposes of this Agreement, to be issued in respect of the Michels Roll-up Transaction, including pursuant to the Preferred Share Purchase Agreement as a result of the Michels Roll-up Transaction (subject to adjustment as set forth in subsection 1.4(e), collectively the "ASSUMED MICHELS ROLL-UP NUMBER"), then plus the amount by which the Actual Michels Roll-up Number exceeds the Assumed Michels Roll-up Number or, if the Actual Michels Roll-up Number is less than the Assumed Michels Roll-up Number, then less the amount by which the Actual Michels Roll-up Number is less than the Assumed Michels Roll-up Number.

"ADJUSTMENT DATE" means the date of the closing of the IPO and, if the IPO has not then occurred, June 30, 2000, September 30, 2000, December 31, 2000, and March 31, June 30, September 30 and December 31 of each year thereafter until the earlier of the occurrence of the IPO or December 31, 2002.

"AFFILIATE" of any Person means any partnership, corporation, trust, or other organization which is controlled by or under common control of such Person.

"ASSUMED NUMBER OF ISSUE EVENT SHARES" means, subject to adjustment as set forth in subsection 1.4(e), 64,682,963 Common Shares, being the aggregate of (a) the number of Common Share Equivalents issued and outstanding as at December 16, 1999 in respect of employee, executive and incentive plans, as described in
Schedule 2(d); (b) the number of Shares issued pursuant to the Maffei Purchase as described in Schedule 2(d); (c) the number of Shares issued in respect of the Maffei Purchase pursuant to the Preferred Share Purchase Agreement, as described in Schedule 2(d); (d) the number of Shares assumed, for the purposes of this Agreement, to be issued under the Michels Roll-up Transaction, as described in
Schedule 1.4; and (e) the number of Shares assumed, for the purposes of this Agreement, to be issued in respect of the Michels Roll-up Transaction under the Preferred Share Purchase Agreement, as described in Schedule 1.4.

"BELOW MARKET EMPLOYEE SHARES" means any Common Shares or Common Share Equivalents issued to directors, officers, employees or consultants of the Corporation or its subsidiaries, other than as, or pursuant to, Permitted Options or Permitted Reissue Options.

"COMMON SHARE EQUIVALENT" means all outstanding warrants, options, agreements, convertible securities or other commitments or outstanding securities convertible into, or exchangeable or exercisable for Common Shares.

"LAPSED OPTION" means any stock option issued by the Corporation pursuant to a Stock Compensation Plan, which after the date hereof, lapses or terminates without being converted or exercised.

"PERMITTED OPTION" means any Common Share Equivalent issued under the terms of any stock compensation plan of the Corporation approved by the board of directors of the Corporation (a "STOCK COMPENSATION PLAN") provided that the issue price of any Common Share to be issued pursuant to any Common Share Equivalent issued or agreed to be issued by the Corporation after the date hereof pursuant to any Stock Compensation Plan is not less than the fair market value of such Common Share as determined by the board of directors of the Corporation as at the time of the issue by the Corporation of, of the agreement by the Corporation to issue, such Common Share Equivalent.

"PERMITTED REISSUE OPTION" means any Common Share Equivalent issued in accordance with a Stock Compensation Plan then in effect to replace any Lapsed Option with a conversion or exercise price equal to or greater than the conversion or exercise price of the Lapsed Option (as adjusted to reflect any stock split, stock dividend, combination, reorganization, reclassification or other similar event involving Common Shares) and a term no longer than the original term of the Lapsed Option.

         (b) Any Class A Non-Voting Shares and Common Shares issued to CN or surrendered by CN pursuant to this Section 1.4 shall be treated as if they were issued or surrendered, as the case may be, on December 16, 1999 and shall reflect any dividends or other distributions which would have accrued or have been payable with respect to and the application of any anti-dilution, ratable treatment or similar provisions as set forth in the Articles, applicable law or otherwise which would have been applicable to such Class A Non-Voting Shares and Common Shares had they been issued or surrendered, as the case may be, on December 16, 1999.

         (c) Any Class A Non-Voting Shares or Common Shares issued to CN pursuant to this Section 1.4 shall, when issued, be validly issued and fully paid and nonassessable with no personal liability attaching to the ownership thereto.

         (d) Notwithstanding the provisions of subsection 1.4(a), if, at the time of the initial sale of any shares ("IPO SHARES") in the capital stock of the Corporation by the Corporation pursuant to a BONA FIDE underwritten public offering made pursuant to (i) a final prospectus (for which a receipt or receipts have been obtained) under Canadian Securities Laws and/or (ii) an effective registration statement filed under the 1933 Act, as amended (collectively an "IPO"), the value of the CN Shares is less than US$ 100 million or more than US$ 160 million (such value being determined by multiplying the number of CN Shares by the price to the public (the "IPO PRICE") per IPO Share issued in the IPO), then, (y) if the value of the CN Shares on the basis of the IPO Price is less than US$ 100 million, then the Corporation will issue to CN, for no additional payment by CN to the Corporation and as an adjustment to the number of Class A Non-Voting Shares to be issued in the Exchange, that number of Class A Non-Voting Shares as is required so that, immediately after giving effect to such issue, the value of the CN Shares, determined as aforesaid on the basis of the IPO Price, is US$ 100 million; and (z) if the value of the CN Shares on the basis of the IPO Price is more than US$ 160 million, then CN will surrender to the Corporation for cancellation and without further consideration, as an adjustment to the number of Class A Non-Voting Shares to be issued in the Exchange, that number of Class A Non-Voting Shares as is required so that, immediately after giving effect to such surrender and cancellation, the value of the CN Shares, determined as aforesaid on the basis of the IPO Price, is US$160 million.

         (e) If and whenever at any time prior to the IPO the Corporation shall
(a) subdivide or redivide any outstanding Class A Non-Voting Shares into a greater number of Class A Non-Voting Shares, (b) consolidate, combine or reduce any outstanding Class A Non-Voting Shares into a lesser number of Class A Non-Voting Shares, or (c) issue any shares of Class A Non-Voting Shares to all or substantially all of the holders of Class A Non-Voting Shares by way of a stock dividend or other distribution (any of such events being called a "Share Reorganization"), then, in each such event:

             (i) the Assumed Number of Issue Event Shares, as previously adjusted under this subsection 1.4(e);

             (ii) the number of Common Shares or Common Share Equivalents issued by the Corporation (to the extent that such Common Share Equivalents do not automatically adjust on the occurrence of such Share Reorganization) as Below Market Employee Shares after December 16, 1999 and prior to the occurrence of such Share Reorganization, as previously adjusted under this subsection 1.4(e);

             (iii) the Actual Michels Roll-up Number, if Common Shares or Common Share Equivalents are issued as a result of the Michels Roll-up Transaction prior to the occurrence of such Share Reorganization, as previously adjusted under this subsection 1.4(e);

             (iv) the Assumed Michels Roll-up Number, as previously adjusted under this subsection 1.4(e); and

             (v) the original number of CN Shares, as described in subsection 1.4(a), as previously adjusted under this subsection 1.4(e),

shall each be adjusted by a fraction, of which the numerator shall be the total number of Class A Non-Voting Shares outstanding on such date after giving effect to such Share Reorganization, and of which the denominator shall be the total number of Class A Non-Voting Shares outstanding on such date before giving effect to such Share Reorganization. Each such adjustment will be made successively whenever any such Share Reorganization shall occur.

SECTION 2 - REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.

                  The Corporation hereby represents and warrants to CN as of the date hereof and, unless otherwise provided, as of the Closing Date as follows:

         (a) The Corporation is a corporation, duly organized, validly existing and in good standing under the CANADA BUSINESS CORPORATIONS ACT, and has all requisite corporate power and authority to enter into and carry out the transactions contemplated by this agreement.

         (b) The execution and delivery by the Corporation of this agreement, the Joinder Agreement and the Registration Rights Agreement (collectively, the "TRANSACTION DOCUMENTS") and the performance by the Corporation of its obligations hereunder and thereunder has been duly authorized by all requisite corporate action on the part of the Corporation. Each Transaction Document constitutes a legal, valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by equitable principles generally, whether enforced in a court of law or at equity.

         (c) The execution, delivery and performance by the Corporation of the Transaction Documents and the consummation by the Corporation of the transactions contemplated thereby will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets; (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract to which the Corporation is a party that would materially adversely affect the Corporation's ability to consummate the transactions contemplated by any Transaction Document or perform its obligations under any Transaction Document; or (c) violate its organizational documents.

         (d) The authorized and issued share capital ("SHARES") of the Corporation, as of March 6, 2000 (for clarity, prior to the issuance of the CN Shares and prior to the issuance of Shares under the Preferred Share Purchase Agreement in respect thereof), consists of:

                         Class or Series                                      Number                   Number
                            OF SHARES                                       AUTHORIZED                 ISSUED

PREFERRED SHARES                                                             Unlimited
    Series A Non-Voting Preferred Shares                                 100,000,000,000             75,475,656
    Series B Subordinate Voting Preferred Shares                         100,000,000,000                    Nil
    Series C Redeemable Preferred Shares                                  45,000,000,000                    Nil

(collectively, the "PREFERRED SHARES")

COMMON SHARES
    Class A Non-Voting Shares                                                  Unlimited            176,713,200
    Class B Subordinate Voting Shares                                          Unlimited             41,314,800
    Class C Multiple Voting Shares                                             Unlimited             40,920,000



(collectively, together with any common shares of the Corporation of any other class or series, hereinafter authorized (the "COMMON SHARES")

Schedule 2(d) sets forth the number of Common Shares and Common Share Equivalents issued and outstanding as of the dates specified therein. On the date hereof, the issued Preferred Shares are convertible into 75,475,656 Common Shares and, as of January 28, 2000, all of the Common Share Equivalents (other than the Preferred Shares) issued and outstanding are convertible into 23,181,347 Common Shares.

         (e) The authorization, issuance, sale and delivery of the Class A Non-Voting Shares to CN pursuant to this agreement have been duly authorized by all requisite corporate action on the part of the Corporation, and when issued, sold and delivered in accordance with this agreement, will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof and not subject to preemptive or similar rights of the shareholders of the Corporation or others, except as set out in the Shareholders Agreement and the Transaction Documents. The terms, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of any series of Common Shares, or any series of Preferred Shares of the Corporation, are as stated in the Articles.

         (f) Assuming the accuracy of the representations and warranties contained in Section 3 hereof, the offer, sale and/or the issuance and delivery of the CN Shares as contemplated herein is exempt from the prospectus and registration requirements under applicable securities laws.

         (g) No permit, authorization, consent or approval of or by, or any notification of or filing with, any government, regulatory authority, governmental department, agency, commission, board, tribunal, crown corporation, or court or other law, rule or regulating-making entity having or purporting to have jurisdiction on behalf of any nation, or province or state or other subdivision thereof or any municipality, district or other subdivision thereof; (a "GOVERNMENTAL AUTHORITY") or any individual, sole proprietorship, general, limited or any other partnership, limited liability company, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, or other entity, and a natural person in such person's capacity as trustee, executor, administrator or other legal representative (collectively, with Governmental Authority, a "PERSON") is required in connection with the execution, delivery and performance by the Corporation of any Transaction Document, the consummation by the Corporation of the transactions contemplated hereby or thereby, or the issuance, sale or delivery of the CN Shares (other than such notifications or filings required under applicable provincial securities laws, if any, which shall be made by the Corporation on a timely basis and other than provided for in any Transaction Document).

         (h) The CN Shares constitute 2% of the aggregate of (i) the total issued and outstanding Common Shares and Preferred Shares as of December 16, 1999, (ii) the Common Share Equivalents issued and outstanding as at December 16, 1999 in respect of employee, executive and inactive plans, (iii) 6,000,000 Class A Non-Voting Shares (being the number of shares that the parties have assumed, for the purpose of this representation, have been issued on the Michels Roll-up Transaction); (iv) 1,605,131 Preferred Shares (being the number of Shares to be issued in respect of (iii) under the Preferred Share Purchase Agreement based on the above assumption); (v) 31,000,000 Class A Non-Voting Shares (being the number of such Shares issued on the Maffei Purchase); (vi) 4,541,192 Preferred Shares (being the number of such Shares issued in respect of (v) under the Preferred Share Purchase Agreement); (vii) 7,460,433 Class A Non-Voting Shares (being the CN Shares) and (viii) 1,995,823 Preferred Shares (being the number of Preferred Shares to be issued in respect of (vii) under the Preferred Share Purchase Agreement. The Class A Non-Voting Shares are the class of shares of the Corporation that are intended to be registered upon completion of an IPO.

         (i) The Corporation acknowledges and agrees that the foregoing representations, warranties and covenants set out herein are made by the Corporation with the intent that they be relied upon by CN in determining its willingness to effect the Exchange. The Corporation further agrees that by accepting the CN WFI-CN Shares and CN's payment of $20 million, the Corporation shall be representing and warranting that the foregoing representations and warranties are true as at the Closing Date with the same force and effect as if they had been made by the Corporation at the Closing Date. The Corporation undertakes to notify CN in writing of any change in any representation, warranty or other information relating to the Corporation set forth herein which takes place prior to the Closing Date.

SECTION 3 - REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS OF CN.

         CN represents, warrants and acknowledges to the Corporation as of the date hereof as follows:

         (a) CN is acquiring Class A Non-Voting Shares as principal with an aggregate acquisition cost to CN of not less than C$150,000 and is purchasing the Class A Non-Voting Shares for investment only and not with a view to resale or distribution in violation of applicable Securities Laws.

         (b) CN, if a "U.S. Person" (as defined in Regulation S under the United States Securities Act of 1993, as amended (the "1933 ACT"), is an "Accredited Investor" (as defined in Rule 501(a)(1), (2), (3) (7) or (8) under the 1933
Act), and CN makes the additional representations and warranties contained in
SCHEDULE 3.

         (c) CN acknowledges that no offering memorandum, prospectus or registration statement has been prepared or filed by the Corporation with any securities commission or similar authority in any jurisdiction in connection with the Exchange and the issue and sale of Class A Non-Voting Shares to CN is subject to such sale being exempt from the requirements of applicable securities laws as to the filing of an offering memorandum, prospectus or registration statement.

         (d) CN has not received or been provided with a prospectus, offering memorandum or other similar document, nor has it requested, nor does it have any need to receive, a prospectus, offering memorandum or any other similar document describing the business and affairs of the Corporation.

         (e) To CN's knowledge, the Class A Non-Voting Shares were not advertised in printed media of general and regular paid circulation, radio or television and CN has not purchased the Class A Non-Voting Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

         (f) CN has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder and is able to bear the economic risk of loss of such investment.

         (g) CN understands that the Class A Non-Voting Shares have not been and will not be registered under the 1933 Act, as amended, or the securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirements and CN understands and agrees that the Class A Non-Voting Shares may not be traded in the United States or by or on behalf of a U.S. Person or a person in the United States unless permitted by the terms of the Shareholders Agreement and either registered under the 1933 Act and any applicable state securities laws or an exemption from such registration requirements is available and that certificates representing the Class A Non-Voting Shares will bear a legend to such effect.

         (h) CN understands that no prospectus has been or will be filed in accordance with the securities laws, and the regulations thereunder, of, and the applicable published rules, policy statements, blanket orders and notices of the securities regulatory authorities in the provinces and territories of Canada (the "CANADIAN SECURITIES Laws") qualifying the distribution of the Class A Non-Voting Shares in any province or territory of Canada and that the Class A Non-Voting Shares may not be offered or sold by CN in any province or territory of Canada except pursuant to an applicable exemption from the prospectus requirements of the applicable Canadian Securities Laws and from a dealer appropriately registered under the applicable Canadian Securities Laws or, other than in Ontario, in accordance with an exemption from the registration requirements of such laws.

         (i) CN has not employed any broker or finder in connection with the transactions contemplated by this agreement. The Corporation acknowledges that CN has retained Merrill Lynch as an advisor to CN, and CN represents, warrants and acknowledges to the Corporation that Merrill Lynch is not employed as a broker or finder in connection with the transactions contemplated by this agreement and that CN will be responsible for all fees payable to Merrill Lynch.

         (j) The execution, delivery and performance by CN of this agreement and each of the other Transaction Documents and the consummation by CN of the transactions contemplated hereby and thereby will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets; (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract to which CN is a party that would materially adversely affect CN's ability to consummate the transactions contemplated by this agreement or perform its obligations under any Transaction Documents; or (c) violate its constating documents.

         (k) CN is duly organized and validly existing under the laws of the jurisdiction of its organization and has all partnership, corporate or company power, as applicable, and authority to enter into and carry out the transactions contemplated by each of the Transaction Documents and the performance by CN of its obligations hereunder and thereunder. Each of the Transaction Documents has been duly authorized by all necessary action on the part of CN. Each of the Transaction Documents constitutes a valid and binding agreement of CN enforceable against CN in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by equitable principles generally whether enforced in a court of law or at equity.

         (l) No permit, authorization, consent or approval of or by, or any notification of or filing with, any Person is required in connection with the execution, delivery and performance by CN of any Transaction Document, the consummation by CN of the transactions contemplated hereby or thereby, or the issuance, purchase or delivery of the CN Shares (other than such notifications or filings required under applicable provincial securities laws, if any, which shall be made on a timely basis and other than provided for in any Transaction Document).

         (m) WFI-CN was duly incorporated and organized under the laws of its jurisdiction of incorporation.

         (n) In respect of the CN WFI-CN Shares (a) no Person, other than the Corporation or Worldwide Fiber Networks Ltd., has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from CN of any of the CN WFI-CN Shares, (b) no Person other than the Corporation or Worldwide Fiber Networks Ltd. has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of WFI-CN, (c) CN is the registered and beneficial owner of the CN WFI-CN Shares, with good and marketable title thereto, free and clear of any mortgage, lien, security interest, pledge, escrow, charge, or other encumbrance of any kind or character whatsoever (an ENCUMBRANCE") and, without limiting the generality of the foregoing, none of the CN WFI-CN Shares are subject to any voting trust, shareholder agreement or voting agreement other than the Unanimous Shareholder Agreement dated May 28, 1999 between the Worldwide Fiber Networks Ltd., CN and WFI-CN (the "WFI-CN SHAREHOLDER AGREEMENT") and (d) upon completion of the transaction contemplated by this agreement, all of the CN WFI-CN Shares will be owned by the Corporation as the registered and beneficial owner, with a good and marketable title thereto free and clear of any Encumbrance except for such Encumbrances as may have been granted by the Corporation.

         (o) CN acknowledges and agrees that the foregoing representations, warranties and covenants set out herein are made by CN with the intent that they be relied upon in determining its suitability as a purchaser of Class A Non-Voting Shares. CN further agrees that by accepting the Class A Non-Voting Shares, CN shall be representing and warranting that the foregoing representations and warranties are true as at the Closing Date with the same force and effect as if they had been made by CN at the Closing Date and shall continue in full force and effect notwithstanding any subsequent disposition by it of the Class A Non-Voting Shares. CN undertakes to notify the Corporation in writing of any change in any representation, warranty or other information relating to CN set forth herein which takes place prior to the Closing Date.

SECTION 4 - OTHER COVENANTS.

4.1      COOPERATION BY PARTIES; SATISFACTION OF CLOSING CONDITIONS.

         From the date hereof and prior to the Closing, each party shall use its commercially reasonable efforts, and will cooperate with each other, to secure as promptly as practicable all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required to enable the parties hereto to effect the transactions contemplated hereby, and the Corporation shall use its commercially reasonable efforts to cause (but not waive) any closing condition in Section 5.3 to be satisfied.

4.2      SHAREHOLDERS AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

         On the Closing Date the Corporation and CN shall execute and deliver
(a) an agreement (the "JOINDER AGREEMENT") in the form attached as SCHEDULE 4.2(A) to become a party to, and be bound by, and to be entitled to the benefits, rights and features, subject to the obligations, of the Shareholders Agreement (the "SHAREHOLDERS AGREEMENT"), dated as of September 9, 1999, by and among Worldwide Fiber Inc., DWF SRL, GS Capital Partners III, L.P., GSCP3 WWF (Barbados) SRL, a, WWF (Barbados) SRL, Providence Equity Fiber, L.P., Tyco Group S.a.r.l., Worldwide Fiber Holdings Ltd., Ledcor Inc., and each other Person who has become a party thereto and (b) the Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT"), in the form attached as SCHEDULE 4.2(B).


4.3      AMENDMENTS TO SIDE LETTERS

         From and after the Closing Date:

         (a) the letter agreement dated May 28, 1999 addressed from Illinois Central Railroad Company to the Corporation shall be amended by deleting all of the provisions thereof and substituting the terms specified in Schedule 4.3(a), and CN shall cause Illinois Central Railroad Company to execute such further documents and assurances as WFI may reasonably request from time to time to give effect to the intent of this provision; and

         (b) the letter agreement dated May 28, 1999 addressed from CN to the Corporation shall be amended by deleting all of the provisions thereof and substituting the terms specified in Schedule 4.3(b).

4.4      RESTRICTIONS ON CONVERSION INTO VOTING SHARES

         (a) CN agrees that it may convert any Class A Non-Voting Shares into Class B Subordinate Voting Shares only concurrently with or after (a) any underwritten public offering of shares with voting rights providing gross aggregate proceeds to the Corporation or any selling shareholders of at least $150,000,000 before deducting underwriting discounts and commissions and offering expenses or (b) the Corporation has issued, paid any dividend of, or made any distribution of, any shares with voting rights other than the Class B Subordinate Voting Shares issued and outstanding as of the date hereof. The Corporation will provide to CN timely information regarding the transactions referred to in clause (a) or (b) of the preceding sentence in order to permit CN time to convert Shares in accordance with this subsection 4.4(a) and the terms of such Shares. Notwithstanding the foregoing, following the elimination of the restrictions on the ownership of voting shares and on the control in fact of the Corporation by non-Canadians under the TELECOMMUNICATIONS ACT (Canada) and the rules and regulations promulgated thereunder, there shall either be (i) no restrictions on the conversion by CN of any Class A Non-Voting Shares into Class B Subordinate Voting Shares; or (ii) the Class A Non-Voting Shares will automatically obtain the voting rights presently attached to the Class B Subordinate Voting Shares.

         (b) To the extent required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT"), if CN elects to convert its non-voting Shares into voting Shares, CN and (upon written request by CN) the Corporation agree to (a) file or cause to be filed, as promptly as practicable after such request, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, all reports and documents required to be filed by CN and the Corporation under the HSR Act concerning the conversion transaction and (b) promptly comply with or cause to be complied with any requests by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice for additional information concerning such transactions, in order to obtain antitrust regulatory clearance as soon as possible. The Corporation agrees to request, and to cooperate with CN in requesting, early termination of any applicable waiting period under the HSR Act.

4.5      ACCESS TO RECORDS

         From and after that day which is six months after the Closing and until the occurrence of the earliest of any of the following events:

         (a) CN no longer holds any CN Shares; or

         (b) the closing of an IPO,

the Corporation shall, and shall cause each of its subsidiaries to, afford CN and their respective employees, counsel and other authorized representatives access, during normal business hours, upon reasonable advance notice, with due regard to its ongoing operations, to all of its books, records and properties, and to all of its officers and employers for any reasonable purpose related to monitoring CN's investment in the CN Shares.

4.6      FINANCIAL STATEMENTS

         Until the occurrence of an IPO, the Corporation shall furnish to CN the financial statements and documents that the Corporation is required to furnish to Investors under Section 12.6 of the Shareholders Agreement.

4.7      CONSENT TO AMENDMENT TO ARTICLES OF THE CORPORATION

         CN shall execute such consent shareholders resolutions and incidental documents as the Corporation may request to amend the Articles of the Corporation, to alter the share capital of the Corporation, and to alter the rights, privileges, restrictions and conditions attached to each class of shares in the share capital of the Corporation, as described in the Registration Statement of the Corporation filed on Form F-1 and dated January 28, 2000, or as may otherwise be requested by the Company provided any alterations so requested have substantially the same effect as those so described in such Registration Statement.

SECTION 5 - CONDITIONS TO THE EXCHANGE.

5.1      CONDITIONS TO OBLIGATIONS OF EACH PARTY

         The respective obligations of each party hereto to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing, in whole or in part, by the Corporation or CN, to the extent permitted by applicable law:

         (a) No Governmental Authority shall have enacted, issued, promulgated or enforced any statute, rule, regulation, executive order, decree, judgment, preliminary or permanent injunction or other order which is in effect and which prohibits, enjoins or otherwise restrains the consummation of the transactions contemplated hereby; provided, that the parties shall use commercially reasonable efforts to cause any such decree, judgment, injunction or order to be vacated or lifted.

         (b) Each consent or approval from, or filing with any Person, required to be obtained or made and any waiting period required to have expired in order to consummate the transactions contemplated by this agreement at the Closing shall have been obtained, or made, as the case may be, and any such waiting period shall have expired.

         (c) The sale of 25 units of Worldwide Fiber IC LLC from IC Fiber Holding Inc. ("ICFHI") to Worldwide Fiber IC Holdings, Inc. ("WFICHI") pursuant to that certain Purchase Agreement dated March 6, 2000 and made between ICFHI, WFICHI and Illinois Central Railroad Company shall have been completed.

5.2      CONDITIONS TO OBLIGATIONS OF CN.

         The obligations of CN to consummate the Exchange shall be subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

         (a) Each representation and warranty made by the Corporation herein shall be true and correct, in all material respects on and as of the Closing Date, with the same force and effect as though such representation and warranty had been made on and as of the Closing Date, except for changes permitted or contemplated by this agreement and except for each representation and warranty that is made as of a specific date or time, which shall be true and correct in all material respects, only as of such specific date or time.

         (b) The Corporation shall have complied in all material respects with all its agreements and covenants contained herein required to be performed at or prior to the Closing to the extent such agreements and covenants relate to the Closing.

         (c) The Corporation shall have delivered to CN a certificate executed by a senior executive officer of the Corporation, which shall be satisfactory in form and substance to CN, certifying that the conditions set forth in paragraphs
(a) and (b) have been met.

         (d) The Corporation shall have delivered to CN a certificate of the corporate secretary of the Corporation, in form and substance satisfactory to CN, certifying (i) a copy of the Articles of the Corporation and all amendments thereto, (iii) a Certificate of Status for the Corporation issued by the Director under the Canada Business Corporations Act, (iv) resolutions of the board of directors of the Corporation authorizing the execution, delivery and performance by the Corporation of this agreement, any other agreement entered into or instrument delivered by the Corporation in connection herewith, and the transactions contemplated thereby, (v) copies of each governmental or third party consent, approval or filing required to be obtained or made in order to consummate the transactions contemplated by this agreement at the Closing, and (vi) incumbency matters.

         (e) The Joinder Agreement shall be executed and delivered by the Corporation and each other party thereto.

         (f) The Registration Rights Agreement shall have been executed and delivered by the Corporation.

5.3      CONDITIONS TO THE OBLIGATIONS OF THE CORPORATION

         The obligations of the Corporation to consummate the Purchase shall be subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions:

         (a) Each representation and warranty made by CN herein shall be true and correct in all material respects, with the same force and effect as though such representation and warranty had been made on and as of the Closing Date, except for changes permitted or contemplated by this agreement and except for each representation and warranty that is made as of a specific date or time, which shall be true and correct, in all material respects, only as of such specific date or time.

         (b) CN shall have complied in all material respects with all of its agreements and covenants contained herein required to be performed at or prior to the Closing to the extent such agreements and covenants relate to the Closing.

         (c) CN shall have delivered to the Corporation a certificate executed by a senior executive officer of CN, which shall be satisfactory in form and substance to the Corporation, certifying that the conditions set forth in paragraphs (a) and (b) have been met.

         (d) CN shall have delivered to the Corporation a certificate of its corporate secretary, in form and substance satisfactory to the Corporation, certifying (i) a copy of the constating documents of CN and all amendments thereto, (ii) the By-Laws of CN, (iii) a Certificate of Status for CN issued by an appropriate governmental official, (iv) resolutions of the board of directors of CN authorizing the execution, delivery and performance by CN, respectively, of this agreement, any other agreement entered into or instrument delivered by CN in connection herewith, and the transactions contemplated thereby, (v) copies of each governmental or third party consent, approval or filing required to be obtained or made in order to consummate the transactions contemplated by this agreement at the Closing, and (vi) incumbency matters.

         (e) The Joinder Agreement shall have been executed and delivered by CN and each other party thereto.

         (f) The Registration Rights Agreement shall have been executed and delivered by CN.

SECTION 6 - DELETED

SECTION 7 - SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS, ETC.

         All representations and warranties in the this agreement shall survive the Closing indefinitely and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Corporation or CN. All statements contained in any certificate or other instrument delivered by the Corporation pursuant to this agreement shall constitute representations and warranties by the Corporation under this agreement. All statements contained in any certificate or other instrument delivered by CN pursuant to this agreement shall constitute representations and warranties by CN under this agreement.

SECTION 8 - EXPENSES

         Each of the Corporation and CN shall pay all the costs and expenses incurred by it or on its behalf in connection with this agreement and the consummation of the transactions contemplated hereby.

SECTION 9 - CALL OPTION 9.1 CALL OPTION

         On the terms and subject to the conditions set forth herein, CN hereby grants to the Corporation an irrevocable option (the "CALL OPTION") exercisable at any time after December 31, 2002 and before the earlier of: (i) the closing of the IPO, (ii) April 1, 2003, and, upon exercise of the Call Option in accordance herewith, CN irrevocably agrees to sell to Corporation all, but not less than all, of the CN Shares for the aggregate purchase price for all of the CN Shares of US$ 80 million (the "CALL PRICE"). If the Corporation desires to exercise the Call Option, the Corporation shall give CN written notice of exercise of the Call Option. A notice of exercise of the Call Option may be given during, but not after the end of, the period in which the Call Option is exercisable and shall, subject to the terms and conditions set out herein, irrevocably commit the Corporation to the purchase of the CN Shares from CN.

9.2      CLOSING OF CALL OPTION

         (a) The closing of any purchase and sale of CN Shares to be effected as a result of the exercise of the Call Option shall take place at the offices of the Corporation at a date and time that is mutually acceptable to the Corporation and CN, or, if no date and time for closing are so agreed upon, the time for closing shall be 11 a.m. (Vancouver, BC time) (the "TIME OF CLOSING") on the 15th Business Day following the exercise of the Call Option.

         (b) At the Time of Closing of any purchase and sale of the CN Shares pursuant to or as a result of the exercise of the Call Option, the Corporation shall deliver to CN, subject to subsection 9.3(d), the Call Price.

         (c) At the Time of Closing: (a) CN shall deliver or cause to be delivered to the Corporation (i) the certificates representing the CN Shares, duly endorsed by CN for transfer or accompanied by appropriate transfers duly executed by CN, (ii) a representation and warranty executed by CN in favour of the Corporation that the CN Shares being sold by CN are owned of record and beneficially by CN with a good and marketable title thereto, free and clear of any mortgage, lien, charge, pledge, hypothecation, security interest, encumbrance, restriction, covenant, right, demand or adverse claim of any kind, and (iii) a release of the Corporation from all provisions of this agreement, the Shareholders Agreement and the Registration Rights Agreement; and (b) the Corporation shall, subject to subsection 9.3(d), deliver to CN a certified cheque or bank draft payable to or to order of CN in payment of the Call Price.

         (d) If CN is not present at the place of closing at the Time of Closing, or is present but fails for any reason whatsoever to comply with subsection 9.3(c)(a) or any other relevant requirements hereof, in addition to and without limitation to any other rights it may have at law, the Corporation may make payment of the amount payable pursuant to subsection 9.3(c)(b) to CN by depositing such amount into a special interest-bearing account at a branch of the Corporation's bankers in the name of CN. Such deposit shall constitute valid and effective payment of such amount to CN, even though CN has voluntarily encumbered or disposed of any the CN Shares and notwithstanding the fact that a certificate or certificates representing any such CN Shares may have been delivered to any pledgee, transferee or other person.

         (e) If the required amount is deposited pursuant to subsection 9.3(d) into a special account at a branch of the Corporation's bankers in the name of CN, then from and after the date of such deposit and even though the CN Shares to be sold by CN have not been delivered to the Corporation, the purchase and sale of the CN Shares to be sold by CN shall be deemed to have been fully completed and all right, title, benefit and interest, both at law and in equity, in and to the CN Shares to be sold by CN shall conclusively be deemed to have been transferred and assigned to and become vested in the Corporation and all right, title, benefit and interest, both at law and in equity, of CN or of any transferee, assignee or other person having any interest, legal or equitable, therein or thereto, whether as shareholder or creditor of any company or otherwise, shall cease and determine; provided, however, that CN shall be entitled to receive the amount so deposited with interest thereon upon the delivery of all documents, releases or indemnities to be delivered by CN as contemplated by subsection 9.3(c)(a).

         (f) CN irrevocably constitutes and appoints the Corporation as its true and lawful attorney in fact as agent for, in the name and on behalf of CN, to execute and deliver in the name of CN, if CN is not present at the place of closing at the Time of Closing or is present but fails for any reason whatsoever to comply with subsection 9.3(c)(a) or any other relevant requirement hereof, all such assignments, transfers, deeds and instruments as may be necessary effectively to transfer and assign to the Corporation or its nominee or nominees on the books of the Corporation the CN Shares to be sold by CN pursuant to the Call Option. Such appointment and power of attorney, being coupled with an interest, shall not be revoked by the insolvency, bankruptcy or incapacity of CN, and CN hereby ratifies and confirms and agrees to ratify and confirm all that the Corporation may lawfully do or cause to be done by virtue of the provisions of this subsection 9.2.

         (g) CN shall be entitled to receive the amount deposited with the bankers of the Corporation pursuant to subsection 9.2(d) on delivery to the Corporation of the documents required to be delivered by CN pursuant to subsection 9.2(c)(a) and compliance with any other relevant requirements of this agreement.

         (h) In addition to and without limiting any remedy that may be available at law or in equity to CN, in the event that the Corporation is obligated to purchase CN Shares as a result of the exercise of the Call Option and defaults in the performance of its obligation to complete such purchase, CN may, at its option, by notice in writing to the Corporation, terminate all its obligations relating to such purchase and, upon the giving of such notice in accordance with the provisions of this subsection 9.3(h), such obligations shall be terminated without prejudice to the continued effectiveness of this agreement.

SECTION 10 - CONFIDENTIALITY

         (a) The parties hereto hereby covenant and agree with each other that, subject to subsection 10(c), they will not disclose, or allow their respective directors, officers, employees agents, representatives or consultants, if any, to disclose, to any Person, any of the terms, conditions or other facts of or concerning this agreement or the existence of this agreement without the prior written consent of the other parties hereto. The parties hereto hereby further covenant and agree with each other that they will at all times keep, and all reasonable and normal steps to cause their respective directors, officers, employees, agents, representatives and consultants, if any, to at all times keep, all information of every nature and kind whatsoever regarding the Corporation and CN including, without limitation, information on and/or copies of material agreements, corporate, proceedings and other data, whether transferred in writing, orally, visually, electronically or by any other means, and all analyses, studies, compilations, data, supplies or other documents prepared by any party or the Corporation or CN containing, or based in whole or in part on, any such information or reflecting any such information, strictly confidential, and shall at no time convey or disclose, or knowingly allow their respective directors, officers, employees, agents, representatives or consultants, if any, to convey or disclose, in any manner whatsoever, to any person, firm or corporation any of the aforesaid information. The parties hereto hereby further covenant and agree with each other not to use, and to take all normal and reasonable steps to ensure that their respective directors, officers, employees, agents, representatives or consultants, if any, do not use, any of the aforesaid information except for the purposes of exercising their respective rights and performing their respective obligations under this agreement.

         (b) Each party hereto hereby covenants and agrees with each other party hereto to indemnify and hold harmless each other party hereto from any losses, damages, charges, fees or expenses (including reasonable solicitors' fees) arising out of or resulting from any breach of subsection 10(a). The parties hereto hereby further covenant and agree with each other not to do any act, or knowingly allow their respective directors, officers, employees, agents, representatives or consultants, if any, to do any act, to infringe upon any copyright, patent, industrial design or other proprietary rights of the Corporation.

         (c) The parties hereto hereby further covenant and agree with each other that, in the event they, or their respective directors, officers, employees, agents, representatives or consultants, if any, become legally compelled to disclose any of the aforesaid information, or are advised by their respective legal counsel that such disclosure is required to comply with applicable law, to immediately provide the other parties with written notice so that the other parties may seek a protective order or other appropriate remedy, and to cooperate, and to cause their respective directors, officers, employees, agents, representatives and consultants, if any, to cooperate, with the other parties in any effort undertaken to obtain a protective order or other remedy. Each party hereto hereby further covenants and agrees with each other party to, in the event that such protective order or remedy is not obtained, furnish, and to cause his directors, officers, employees, agents, representatives and consultants, if any, to furnish, only that portion of the aforesaid information which he is legally required to furnish, and to use his best efforts, and to cause his directors, officers, employees, agents, representatives, and consultants, if any, to use their best efforts, to obtain an assurance from the recipient of any of the aforesaid information that confidential treatment will be accorded to such information, to the extent that such assurance is available. Notwithstanding the foregoing, each of the parties acknowledges that the parties may be required to disclose the terms of this agreement, and provide a copy of this agreement, in filings made by such party under applicable securities law, and may have to disclose the aforesaid information in an open court in legal proceedings between the parties, or between a party and others, and each of the parties hereby consents to such disclosure and to the filing of a copy of this agreement for public viewing under filings required to be made by a party under applicable securities law.

         (d) Each party hereto hereby acknowledges to and covenants and agrees with each other party hereto that a breach by him of any of his covenants contained in this Section 10 may result in damages to each of the other parties and that a monetary award would not adequately compensate for such damages, and, accordingly, that in the event of any such breach, in addition to all other remedies available in law or in equity, the other parties, or any of them, shall be entitled as a matter of right to apply to a court of competent equitable jurisdiction for such relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance by him with Section 10.

         (e) Each of the parties hereto hereby acknowledges to and covenants and agrees with each of the other parties hereto that, notwithstanding any provision of this agreement, its covenants contained in Section 10 survive any termination of this agreement, whether or not it continues to hold shares in the capital of the Corporation.

SECTION 11 - UNDERWRITTEN OFFERING - LOCK -UP OF SHARES

         CN agrees, if requested in writing by the managing underwriter(s) of an IPO, not to effect any sale (or in any other way, directly or indirectly, effect any transfer, assignment, distribution, pledge, encumbrance or other disposition of, either voluntarily or involuntarily, including the assignment or transfer of voting rights, if any) (collectively, with "sale", a "SALE") of any Shares or of any equity securities (or securities convertible into or exchangeable for equity securities) of the Corporation, including, without limitation, any Sale pursuant to Canadian Securities Laws or Rule 144 under the U.S. Securities Act, (other than as part of such underwritten public offering) during the time period requested by the managing underwriter(s) not to exceed the lesser of: (a) one year from the effective date of the IPO, and (b) the period of time for which Worldwide Fiber Holdings Ltd. agrees with the managing underwriters not to effect any such Sale of Shares or of any equity securities (or securities convertible into or exchangeable for equity securities) of the Corporation (for clarity, excluding any sale under the
IPO). The Corporation hereby represents and warrants to CN that all shareholders of the Corporation with shareholdings the size of CN's shareholdings or larger (other than (i) Worldwide Fiber Holdings Ltd., Ledcor Limited Partnership, Larry Olsen and Stephen Stow, to the extent of certain private sales agreed to before the closing of the IPO, (ii) Ledcor Limited Partnership, the "selling shareholder" identified in the registration statement filed with the U.S. Securities and Exchange Commission on Form F-1 dated January 28, 2000, and (iii) Ledcor Limited Partnership to the extent of transfers of shares pursuant to its Designated Share Program) are also locked up for a period of not less than one year from the effective date of the IPO. The Corporation shall exercise its reasonable best efforts such that no waivers of such lockups be given by such underwriter(s) or the Corporation prior to the end of such one-year period, unless CN is granted a waiver for not less than a prorata portion of the number of shares in respect of which the waiver is being granted. For the purpose of this section "prorata" means that:

         (a) if a single such shareholder has its lockup waived so that it is permitted to sell a percentage of its shares (the "Specified Percentage"), then CN shall be entitled to a similar waiver of the Specified Percentage of CN's holdings; and

         (b) if there are more than one such shareholder, then CN shall be entitled to a similar waiver for the highest such Specified Percentage for all such shareholders

         (calculated in each case to include the holdings of such shareholder and of its affiliates). For purposes hereof, "affiliate" means any natural person, partnership, corporation or other legal entity ("Person") that directly or indirectly controls, or is under common control with, or is controlled by another Person, where "control" means the possession, directly or indirectly, of more than fifty percent (50%) of the combined voting power of all outstanding securities, or the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

SECTION 12 - REMEDIES.

         In case any one or more of the covenants and/or agreements set forth in this agreement shall have been breached by any party hereto, each other party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this agreement, and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this agreement and that each party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this agreement.

SECTION 13 - FURTHER ASSURANCES.

         At any time or from time to time after the Closing, the Corporation, on the one hand, and CN, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

SECTION 14 - SUCCESSORS AND ASSIGNS

         This agreement shall bind and inure to the benefit of the Corporation and CN and the respective successors, Permitted Assigns, heirs and personal representatives of the Corporation and CN. The parties acknowledge that, subject to compliance with applicable securities laws, CN may transfer and assign all or a part of its rights and obligations under this agreement to one or more other partnerships, corporations, trusts or other organizations which have been created by, or are controlled by, control, or are under common control with, CN, without the consent of the Corporation (collectively, "PERMITTED ASSIGNS"). This agreement shall not be assignable by the Corporation, without the consent of CN, or by CN except to Permitted Assigns without the consent of the Corporation.

SECTION 15 - ENTIRE AGREEMENT.

         This agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

SECTION 16 - NOTICES.

         All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by fax, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

         (i)  if to the Corporation, to:

              Worldwide Fiber Inc.
              #1510-1066 West Hastings Street
              Vancouver, British Columbia  V6E 3X1
              Fax:  (604) 681-6822

              Attention:  Stephen Stow
              with a copy to:

              Farris, Vaughan, Wills & Murphy
              2600-700 West Georgia Street
              Vancouver, British Columbia  V7Y 1B3
              Fax:  (604) 661-9349

              Attention:  Cameron G. Belsher

         (ii) if to CN, to:

              Canadian National Railway Company
              935, de la Gauchetiere Street West
              Montreal, Quebec  H3B 2M9

              Attention:  Chief Legal Officer and Corporate Secretary (1 copy)
                          Fax (514) 399-7627
                          Senior Vice-President and Chief Financial Officer
                          (1 copy)
                          Fax (514) 399-7786

All such notices, requests, consents and other communications shall be deemed to have been given when received.

SECTION 17 - AMENDMENTS.

         The terms and provisions of this agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of the Corporation and CN.

SECTION 18  - COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

SECTION 19 - HEADINGS.

         The headings of the sections of this agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this agreement.

SECTION 20 - NOUNS AND PRONOUNS.

         Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

SECTION 21 - GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the Province of British Columbia located in the City of Vancouver, for any action, proceeding or investigation in any court or before any governmental authority ("LITIGATION") arising out of or relating to this agreement and the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by registered mail to its respective address set forth in this agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this agreement or the transactions contemplated hereby in the courts of the Province of British Columbia located in the City of Vancouver, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

SECTION 22 - CURRENCY.

         Unless otherwise indicated, references to "dollars", "$" or "US$" are to U.S. dollars and references to "C$" are to Canadian dollars.

SECTION 23 - NO PARTNERSHIP.

         The obligations of each of the parties to this agreement are several and not joint. Nothing in this agreement shall imply or be deemed to imply a partnership, joint venture or other relationship between the parties.

              [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above written.

                                    WORLDWIDE FIBER INC.

                                    By: /s/ David Lede
                                       --------------------------------

                                    Name: David Lede
                                         ------------------------------

                                    Title: Chairman
                                          -----------------------------

                                    CANADIAN NATIONAL RAILWAY COMPANY

                                    By: /s/ Claude Mongeau
                                       --------------------------------

                                    Name: Claude Mongeau
                                         ------------------------------

                                    Title: Senior Vice President and
                                           Chief Financial Officer
                                          -----------------------------

                                   SCHEDULE B

                       COPY OF ARTICLES OF THE CORPORATION

                                  SCHEDULE 1.4

              ESTIMATED NUMBER OF SHARES TO BE ISSUED IN RESPECT OF
                         THE MICHELS ROLL-UP TRANSACTION


For the  purposes of this  Agreement,  assumed to be issued                         6,000,000
pursuant to the  Shareholders  Agreement dated December 31,
1998  between the  Corporation,  Worldwide  Fiber  Networks
Ltd., Ledcor  Industries Inc.,  Worldwide Fiber (USA) Inc.,
Mi-Tech  Communications,  LLC, Ledcor and Michels  Pipeline
Construction  (or any  transactions  or series  of  related
transactions  with similar  effect) (the "MICHELS  ROLL-UP
TRANSACTION")


For the  purposes of this  Agreement,  assumed to be issued
in respect of the Michels Roll-up  Transaction  pursuant to                         1,605,131
the  agreement  dated  September 7,  1999 by and  among the
Corporation,  DWF SRL, GSCP3 WWF (Barbados) SRL, Providence
Equity Fiber L.P. and Tyco Group S.A.R.L.  (the "PREFERRED
SHARE PURCHASE AGREEMENT")                                                          ---------

                  TOTAL                                                             7,605,131
                                                                                    ---------
                                                                                    ---------


                                  SCHEDULE 2(d)

    OUTSTANDING COMMON SHARES, PREFERRED SHARES AND COMMON SHARE EQUIVALENTS



Issued and Outstanding  Common Shares and Preferred  Shares                        298,882,464
as at December 16, 1999

Common  Share  Equivalents  issued  and  outstanding  as at                         21,536,640
December  16, 1999 in respect of  employee,  executive  and
incentive plans

Common Shares issued  pursuant to Stock Purchase  Agreement                         31,000,000
entered  into  with  Gregory  Maffei  (CEO)  (the  "MAFFEI
PURCHASE")


Preferred Shares issued in respect of the Maffei Purchase                           4,541,192
pursuant to the Preferred Share Purchase Agreement

                                                             ---------------------------------------------------------

                                                      TOTAL                        355,960,296

                                                             =========================================================


                                   SCHEDULE 3
                        U.S. REPRESENTATIONS & WARRANTIES

                  If CN falls under one of the categories listed in Section 3(b) of the Agreement, by executing the Agreement, CN, on its own behalf and, if applicable on behalf of others for whom it is contracting, represents, warrants and acknowledges to the Corporation the following:

         (a) CN is acquiring the Class A Non-Voting Shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Class A Non-Voting Shares in violation of the United States securities laws.

         (b) If CN decides to offer, sell or otherwise transfer any of the Class A Non-Voting Shares, it will not offer, sell or otherwise transfer any of such Class A Non-Voting Shares directly or indirectly, unless such sale is made in compliance with, or in reliance of an exemption from, the 1933 Act and applicable state securities laws.

         (c) CN understands and agrees that there may be material tax consequences to CN of an acquisition or disposition of the Class A Non-Voting Shares and that, except as expressly set forth in this Agreement, the Corporation gives no opinion and makes no representation with respect to the tax consequences to CN under United States, state, local or foreign tax law of CN's acquisition or disposition of such securities.

                                 SCHEDULE 4.2(a)
                        JOINDER TO SHAREHOLDERS AGREEMENT

                  THIS AGREEMENT (the "Agreement") dated as of March 6, 2000 by and among Worldwide Fiber Inc., a corporation continued under the laws of Canada (the "Corporation"), Canadian National Railway Company, a Canadian corporation (the "New Investor"), DWF SRL, a Barbados company ("DLJ"), GS Capital Partners III L.P, a Delaware limited partnership, GSCP3 WWF (Barbados) SRL, a Barbados company, WWF (Barbados) SRL (collectively "GSCP"), Providence Equity Fiber, LP, a Delaware limited partnership, ("Providence") and Tyco Group S.a.r.l., a Luxembourg corporation ("Tyco"), (collectively with DLJ, GSCP and Providence, the "Investors"), Gregory B. Maffei ("Maffei'), Worldwide Fiber Holdings Ltd., an Alberta Corporation, ("WFH"), Ledcor Inc., an Alberta corporation ("Ledcor"), Clifford Lede, Larry Olsen, Ron Stevenson, Jim Voelker, Madison Square Inc., David Lede, William Ramsey, Stephen Stow, Ledcor Industries Limited as General Partner for Ledcor Limited Partnership and Ledcor Industries Limited.

                  WHEREAS, by an Agreement dated as of September 9, 1999, as amended (the "Shareholders Agreement"), the parties thereto (being all of the parties hereto other than CN) entered into an agreement with respect to certain rights and obligations associated with ownership of Shares (as defined in the Shareholders Agreement).

                  WHEREAS, the Corporation and the New Investor have entered into a Share Exchange Agreement made as of the 6th day of March, 2000 (the "Share Exchange Agreement") pursuant to which the New Investor is to be issued Class A Non-Voting Shares of the Corporation and is to be entitled to certain benefits, rights and features contained in the Shareholders Agreement.

                  WHEREAS, WFH and the New Investor have entered into a Put Option Agreement made as of March 6, 2000 (the "Put Option Agreement") pursuant to which the New Investor is entitled to put to WFH the shares of the Corporation that the New Investor has received under the Share Exchange Agreement, at the price and on the terms specified in the Put Option Agreement.

                  WHEREAS, the Shareholders Agreement provides that any person who acquires more than one percent of the issued shares of the Corporation is to execute and agree to be bound by the terms of the Shareholders Agreement.

                  WHEREAS, the Investors and the Corporation, for receipt of good and valuable consideration, have agreed to provide such rights, benefits and features:

                  NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

1. Terms having a meaning defined in the Shareholders Agreement and not otherwise defined in this Agreement shall have the same meaning as provided in the Shareholders Agreement, unless the context otherwise requires.

2. The New Investor agrees to join in and be bound by the Shareholders Agreement and each of the Investors in the Corporation hereby agrees that, for all purposes of the Shareholders Agreement, the New Investor shall constitute, and shall be entitled to all the benefits, rights and features associated with being, a "Shareholder" and is deemed a Shareholder for all purposes of the Shareholders Agreement.

3. It is acknowledged that no provision of the Shareholders Agreement shall in any manner whatsoever affect CN's rights under the Registration Rights Agreement (as defined in the Share Exchange Agreement) or Section 1 of the Put Option Agreement and, in particular, and without limiting the generality of the foregoing:

         (a) Sections 3, 4 and 5 of the Shareholders Agreement shall not apply to the Call Option in Section 9.1 of the Share Exchange Agreement, the Put Option in Section 1.1 of the Put Option Agreement, or any transfer of Shares made pursuant to either of them.

         (b) For the purposes of Section 9 of the Shareholders Agreement including, without limitation, Section 9(b)(v), each of the parties hereby confirms that they consent to the transactions described in the Share Exchange Agreement, except for the exercise by the Corporation of the Call Option in Section 9.1 of the Share Exchange Agreement, and the Investors agree that they shall not (except in connection with the exercise by the Corporation of the Call Option in Section 9.1 of the Share Exchange Agreement) give notice to the Corporation of their election to disapprove or veto any Major Transaction resulting therefrom.

4. Section 8.6 of the Shareholders Agreement shall apply to the New Investor and to the Affiliates of the New Investor, as if the New Investor were an Investor and the Affiliates of the New Investor were Investor Affiliates for all of the purposes of that Section.

5. The parties agree that the Shareholders Agreement is in full force and effect, and has neither been amended nor modified save and except for the matters contemplated by this Agreement.

6. This Agreement can be executed in any number of counterparts, each of which when executed and delivered is an original but all of which when taken together constitute one and the same instrument, and any party may execute this Agreement by signing any counterpart of it.

IN WITNESS WHEREOF this Agreement has been executed by the parties on the day and year first above written.



WORLDWIDE FIBER INC.                                          CANADIAN NATIONAL RAILWAY
                                                              COMPANY

Per:                                                          Per;
    ------------------------------------                          -----------------------------
      Authorized Signatory                                           Authorized Signatory



GSCP3 WWF (BARBADOS) SRL                                      DWF SRL

Per:                                                          Per:
    ------------------------------------                          -----------------------------
      Authorized Signatory                                           Authorized Signatory



GS CAPITAL PARTNERS III L.P.                                  PROVIDENCE EQUITY FIBER, LP

Per:                                                          Per:
    ------------------------------------                          -----------------------------
      Authorized Signatory                                           Authorized Signatory



WWF (BARBADOS) SRL                                            WORLDWIDE FIBER HOLDINGS LTD.

Per:                                                          Per:
    ------------------------------------                          -----------------------------
      Authorized Signatory                                           Authorized Signatory



TYCO GROUP S.A.R.L.                                           LEDCOR INC.

Per:                                                          Per:
    ------------------------------------                          -----------------------------
      Authorized Signatory                                           Authorized Signatory


----------------------------------------                      ---------------------------------
GREGORY B. MAFFEI                                             CLIFFORD LEDE


----------------------------------------                      ---------------------------------
LARRY OLSEN                                                   RON STEVENSON



                                                              MADISON SQUARE INC.

                                                              Per:
----------------------------------------                          -----------------------------
JIM VOELKER                                                          Authorized Signatory


----------------------------------------                      ---------------------------------
DAVID LEDE                                                    WILLIAM RAMSEY


                                                              LEDCOR INDUSTRIES LIMITED as
                                                              General Partner for Ledcor Limited
                                                              Partnership

                                                              Per:
----------------------------------------                          -----------------------------
STEPHEN STOW                                                         Authorized Signatory


LEDCOR INDUSTRIES LIMITED

Per:
    ------------------------------------
      Authorized Signatory


                                 SCHEDULE 4.2(b)

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                 SCHEDULE 4.3(a)

                         SURVIVING IC SIDE LETTER TERMS

The terms in the Schedule relate to the Amended and Restated License Agreements (each a "License Agreement" and collectively the "License Agreements") dated as of March 6, 2000 among Worldwide Fiber Inc. ("WFI"), Illinois Central Railroad Company ("IC"), and, respectively, IC Fiber Illinois LLC, IC Fiber Kentucky LLC, IC Fiber Tennessee LLC, IC Fiber Mississippi LLC, IC Fiber Louisiana LLC, IC Fiber Alabama LLC and IC Fiber Iowa LLC (each such limited liability company a "Newco" and collectively the "Newcos").

1. Any terms used in this Schedule as defined terms and not defined herein shall have the meanings assigned to them or in the License Agreements as the context requires.

2. WFI and IC have entered into the License Agreements, each of which covers the IC ROW in one of the States of Illinois, Kentucky, Tennessee, Mississippi, Louisiana, Alabama and Iowa. Both WFI and IC believe the use of a separate License Agreement for the IC ROW located in each of such States is beneficial and furthers the purposes of the License Agreements. However, WFI has advised IC that WFI may in the future include the interest of the Newcos under the License Agreements in a public offering of securities ("Offering"), to be issued by WFI or an affiliate, and IC has agreed that, in the event it is reasonably determined by the lead underwriter for such Offering that the use of a separate License Agreement for each State (as opposed to one agreement covering the entire IC ROW in all of the States referred to above) will result in the Offering having a lower initial valuation than would be the case if one agreement were employed, IC will, within 14 days following written notice thereof from WFI, modify the License Agreement structure (other than a modification which would eliminate any of the Newcos) or enter into another arrangement in order to develop an alternative which provides WFI with an initial valuation at least equal to the initial valuation that would be achieved if one agreement were utilized for the entire IC ROW. In addition, IC has agreed that it will bear any incremental direct administrative costs (as reasonably determined by the management of WFI LLC) resulting from the current License Agreement structure.

3. Should IC be required by judgement or other order of a court or other tribunal (notwithstanding that IC may appeal or otherwise contest such judgement or order) other than a judgement or order with respect to the existing agreements by and between CN and fONOROLA Telecommunications, Limited Partnership, or should IC reasonably determine that it has a legal obligation, to grant to a party other than the Newcos a license or other rights with respect to the IC ROW for the purpose of installing and maintaining a fiber optic communications system, IC hereby irrevocably appoints each Newco to negotiate the consideration (subject to any limitations imposed by an applicable law) for the license or other rights granted to such party on a per-mile basis, and IC will pay over to the appropriate Newco the net amount of such consideration when and as received by IC.

4. As soon as and to the extent practicable, the following grants of Fiber Optic Cable capacity shall be made to IC:

         (a) to IC, upon request by IC, the rights, for railroad purposes, to Fiber Optic Cable capacity at all times equivalent to (i) two (2) Fiber Optic Cable strands along the entire length of the Initial Facility, including spur lines to major traffic centers, and (ii) two (2) Fiber Optic Cable strands along the entire length of each Additional Facility, including spur lines to major traffic centres.

5. Pursuant to Section 4 and the License Agreements IC, from time to time, has the right to acquire Fiber Optic Cable capacity from the Newcos along the IC ROW. IC agrees that to the extent any of the Newcos or WFI LLC incur tax liability as a result of the acquisition of Fiber Optic Cable strands by IC, IC shall reimburse the Newcos or WFI LLC, as the case may be, for the amount of any tax which becomes payable (including all related costs, penalties and interest) by such Newco or WFI LLC, as the case may be.

                                 SCHEDULE 4.3(b)

                         SURVIVING CN SIDE LETTER TERMS

1. In respect of the contractual relationship between CN and fONOROLA Telecommunications, Limited Partnership ("fONOROLA"), which includes a telecommunications agreement dated October 1, 1997 ("Telecommunications Agreement") and a License Agreement dated April 26, 1995, as amended on October 1, 1997 ("fONOROLA License Agreement") (the above-mentioned agreements being collectively referred to as the "fONOROLA Agreements"), CN has advised WFI as follows:

         (a) Pursuant to the fONOROLA License Agreement, fONOROLA has a license to construct and install fiber optic telecommunications systems ("FOTS") along the CN right of way ("CN ROW"), solely for the purpose of carrying on the business of owning, upgrading, maintaining, installing and marketing Bulk Telecommunications Services (Bulk Telecommunications Services being defined as unchannelized dedicated and switched transmission capacity). CN undertakes not to extend or expand this right of fONOROLA by contractual amendment, waiver, renunciation or in any other matter whatsoever, without the prior written consent of WFI, over any portion of the CN ROW available to WFI or its subsidiary WFI-CN pursuant to the Amended and Restated License Agreement made as of March 6, 2000 between WFI, WFI-CN and CN ("CN License Agreement").

         (b) In the event that fONOROLA decides to proceed with the construction of a FOTS pursuant to the fONOROLA Agreements, CN shall exercise its right as set forth in section 2.4 of the Telecommunications Agreement to act as subcontractor for the construction of such FOTS and shall engage WFI (or such other company as WFI may request), at a fair market rate, subject to the payment by WFI to CN of an appropriate referral fee.

         (c) CN confirms that the only Existing FOTS Party with an ongoing right to build on the CN ROW is fONOROLA.

         (d) In the event that WFI does not agree with CN's view as to fONOROLA's right to access the IC ROW under the terms of the fONOROLA License Agreement, CN, if so requested by WFI, will diligently and in good faith contest any such claim by fONOROLA that its license pursuant to the fONOROLA License Agreement extends to subsidiaries acquired by CN after April 26, 1995, such as IC, provided that all costs and expenses of any court or arbitration proceeding taken by or against CN or IC to contest any such claim (including reasonable legal fees) related to such contestation are paid by WFI and provided that WFI shall indemnify CN or IC from any costs or damages which are awarded against CN or IC in any such court or arbitration proceedings.

         (e) Should fONOROLA's license be found to apply to the right of way of Illinois Central Railroad Company ("IC") or part thereof ("IC ROW"), then CN shall cause IC to perform the obligations set forth in paragraphs 1(a) and (b) of this letter, MUTATIS MUTANDIS.

2. In connection with the CN License Agreement, CN and WFI each understand that WFI-CN may suffer or incur a tax liability as a result of the transfer of fibre optic strands to CN and to WFI pursuant to Section
         2.1 of the CN License Agreement. CN agrees to indemnify and save harmless WFI-CN from and against any such tax liability suffered or incurred by WFI-CN from the disposition of fibre optic strands to CN pursuant to Section 2.1 of the CN License Agreement, and all related costs, penalties and interest.

3. CN acknowledges that the licensing transactions between and among CN, IC and WFI are intended to include rights of way belonging to railways operated by the Grand Trunk Corporation ("GTC"), namely the Grand Trunk Western Railroad and the Duluth Winnipeg & Pacific Railroad. Should WFI elect to construct any Facility over all or a portion of the rights of way belonging to these railways, transaction documents paralleling the seven Amended and Restated License Agreements dated as March 6, 2000 between WFI and IC ("IC License Agreements") on the one hand and each of IC Fiber Illinois LLC, IC Fiber Kentucky LLC, IC Fiber Tennessee LLC, IC Fiber Mississippi LLC, IC Fiber Louisiana LLC, IC Fiber Alabama LLC and IC Fiber Iowa LLC.

4. CN, GTC and IC hold exclusive rights to grant licenses for the installation of fiber optic cable along certain rights of way not owned by CN, GTC or IC. The rights of way over which such right to grant licenses applies will be identified by CN and, if not previously provided by CN to WFI, the details with respect to such rights of way will be provided by CN to WFI within thirty days of the execution of this Agreement. Subject to the provisions of the agreements between CN, GTC and IC and the owners of such rights of way, WFI shall have the right to add all or a portion of such rights of way to the Reserved CN, IC or GTC ROW List, as the case may be.

5. Should CN be required by judgement or other order of a court or other tribunal (notwithstanding that CN may appeal or otherwise contest such judgement or order) other than a judgement or order with respect to the existing agreements by and between CN and fONOROLA, or should CN reasonably determine that it has a legal obligation, to grant to a party other than WFI-CN a license or other rights with respect to the CN ROW for the purpose of installing and maintaining a fiber optic communications system, CN hereby irrevocably appoints WFI-CN to negotiate the consideration for the license or other rights granted to such party on a per-mile basis and will pay over to WFI-CN the net amount of such consideration when and as received by CN.













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